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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Glacier Bancorp, Inc. of our report dated May 19, 1999 relating to the financial statements of Mountain West Bank, which appears in the Annual Report on Form 10-K of Glacier Bancorp, Inc. dated March 27, 2001.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Spokane, Washington
July 5, 2001